UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Barings BDC, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

WE NEED YOUR VOTE FOR THE UPCOMING MEETING OF STOCKHOLDERS

THE ANNUAL MEETING OF STOCKHOLDERS HAS BEEN SCHEDULED FOR MAY 7, 2026

Dear Fellow Stockholder,

We are pleased to invite you to participate at the Annual Meeting of Stockholders of Barings BDC, Inc. The Board of Directors and I encourage you to vote in favor of the proposal described in the enclosed proxy statement. We ask that you vote your shares as quickly as possible using any of the methods described below. Your vote is important regardless of how many shares you own. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-866-851-0721.

Thank you for your continued support.

Sincerely,

/s/ Eric Lloyd
Eric Lloyd
Chairman of the Board

Four Ways to Vote	PROXY QUESTIONS? Call 1-866-851-0721

GO TO PROXYVOTE.COM	WITHOUT A PROXY CARD	WITH A SMARTPHONE	VOTE PROCESSING
Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.	Call 1-866-851-0721 Monday to Friday, 9:00 a.m.-10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.	Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	Mark, sign and date your ballot and return it in the postage-paid envelope provided.

BARINGSWE NEED YOUR VOTEWe've made it easy,please vote promptly on any device you prefer.aPROXYVOTE.COM

BARI NGSYourVoteisImportantVoteforYourSharesToday!TThheeBBaarirninggssBDBDC,CIn,cIn.cA.nAnunanluMaeleMtienegtiisngscihsesdcuhleeddufoler dMafoyr7M, 2a0y276,. 2024. Whether or not you plan to attend, your vote is very important.You can vote your shares by internet, telephone, QR code or mail.Simply follow the instructions on the enclosed form. For your convenience, we've highlighted where you can find your unique Control Number. If you have any questions or need assistance, please call 1-866-851-0721.0000 0000 0000 0000Note: This is not an actual Control Number. Please refer to the proxy card for your unique Control Number0000 0000 0000 00000000 0000 0000 00000000 0000 0000 0000Note: This is not an actual Control Number. Please refer to the voting instruction form for your unique Control NumberFour Ways to VoteaONLINEGo to proxyvote.comPlease have your proxy card in hand when accessing the website. There are easy-to- follow directions to help you complete the electronic voting instruction form.PHONEWithout a Proxy CardCall 1-866-851-0721 Monday to Friday, 9:00 a.m.to 10:00 p.m. ET to speak with a proxy specialist.With a Proxy CardCall 1-800-690-6903 with a touch-tone phone to vote using an automated system.QR CODEWith a SmartphoneVote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.MAILVote ProcessingMark, sign and date your ballot and return it in the postage-paid envelope provided.